EXHIBIT 4.10

                ASSUMPTION AGREEMENT AND SUPPLEMENT NO. 2

                                   TO

                   FIRST PRIORITY NAVAL FLEET MORTGAGE

                                 between

                     GLOBAL MARINE DRILLING COMPANY,
                                   Assuming Mortgagor,

and

                     WILMINGTON TRUST COMPANY,
         not in its individual capacity but solely in its capacity as indenture trustee for the benefit of the holders of the Notes pursuant to that certain
 Indenture dated as of Decembe r 23, 1992 with Global Marine Inc.,
                                            Mortgagee



                         Dated:  December 16, 1993




                          ASSUMPTION AGREEMENT
                                   AND
                            SUPPLEMENT NO. 2
                                   TO
                   FIRST PRIORITY NAVAL FLEET MORTGAGE


     THIS ASSUMPTION AGREEMENT AND SUPPLEMENT NO. 2 TO FIRST PRIORITY NAVAL FLEET MORTGAGE (this "Supplement No. 2") is made this 16 day of December, 1993 between GLOBAL MARINE DRILLING COMPANY, a California corporation (the "Assuming Mortgagor"), whose address is 777 North Eldridge Road, Houston, Texas 77079, and WILMINGTON TRUST COMPANY, a banking corporation organized under the laws of the State of Delaware, whose address is 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, not in its individual capacity but solely in its capacity as indenture trustee for the benefit of the holders of the Notes (as such term is defined in the below-defined Mortgage) (in such latter capacity, the "Mortgagee") pursuant to that certain Indenture dated as of December 23, 1992 by Global Marine Inc., the corporate parent of the Assuming Mortgagor, to the Mortgagee (the "Indenture"), with respect to following facts and circumstances:

                                 RECITALS:

     A.  Reference is made to that certain First Priority Naval
Fleet Mortgage dated March 17, 1993 by Global Marine Nautilus
Inc. (the "Original Mortgagor") to the Mortgagee, registered as described below (the "Original Mortgage").

     B. The Original Mortgage originally covered the following two (2) Panamanian-flag drilling rigs:

                                        Provisional
          Name                          Patente No.

          GLOMAR LABRADOR I             22378-NY
          GLOMAR MORAY FIRTH I          22379-NY

     C. The Original Mortgage was provisionally registered on March 23, 1993, and was definitively registered on June 25, 1993 in the Public Registry Office of the Republic of Panama, Commercial Section, at (i) with respect to GLOMAR LABRADOR I, Microjacket N-016715, Roll 39115, Image 0032, and (ii) with respect to GLOMAR MORAY FIRTH I, Microjacket N-016716, Roll 39115, Image 0083.

     D. Pursuant to that certain Release of Vessel from Lien of First Priority Naval Fleet Mortgage dated September 8, 1993, provisionally registered on September 10, 1993, and definitively registered on December 14, 1993 in the Public Registry Office of the Republic of Panama, Commercial Section, at Microjacket N-016716, Roll 40764, Image 0074 (the "Release"), GLOMAR MORAY FIRTH I was released from the lien of the Original Mortgage.

     E. Pursuant to that certain Supplement No. 1 to First Priority Naval Fleet Mortgage dated September 8, 1993, registered as described below ("Supplement No. 1"), the Original Mortgage was amended and supplemented to make the following three (3) Panamanian-flag drilling rigs subject to the lien, terms and conditions of the Original Mortgage:

                                        Provisional
          Name                          Patente No.

          TRANSOCEAN No. 5              8991-PEXT-4
          GLOMAR ADRIATIC VI            9921-PEXT-6
          GLOMAR ADRIATIC VII           11305-PEXT-4

     F. Supplement No. 1 was provisionally registered on September 10, 1993, and was definitively registered on December 14, 1993 in the Public Registry Office of the Republic of Panama, Commercial Section, at (i) with respect to TRANSOCEAN No. 5, Microjacket N-009282, Roll 40765, Image 0133, (ii) with respect to GLOMAR ADRIATIC VI, Microjacket N-009187, Roll 40765, Image 0150, and (iii) with respect to GLOMAR ADRIATIC VII, Microjacket N-009342, Roll 40765, Image 0167.

     G. The four (4) drilling rigs subject to the lien, terms and conditions of the Original Mortgage, as previously amended (i.e., GLOMAR LABRADOR I, TRANSOCEAN No. 5, GLOMAR ADRIATIC VI and GLOMAR ADRIATIC VII), together in each case with the related equipment and appurtenances described in the Granting Clause of the Original Mortgage, as previously amended, are hereinafter collectively referred to as the "Rigs".

     H. The Original Mortgage, as amended and supplemented by the Release, Supplement No. 1 and this Supplement No. 2, and as the same may hereafter be amended or supplemented, is hereinafter referred to as the "Mortgage". Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Mortgage.

     I. Effective December 15, 1993, the Original Mortgagor was merged with and into the Assuming Mortgagor in accordance with the laws of the State of California, with the Assuming Mortgagor being the surviving corporation, whereupon the Assuming Mortgagor succeeded by operation of law to all of the Original Mortgagor's
(i) right, title and interest in and to the Rigs and (ii) rights and obligations under the Original Mortgage, as amended and supplemented by the Release and Supplement No. 1.

     J. Concurrently with the provisional registration of this Supplement No. 2, each of the Rigs has been duly documented in the name of the Assuming Mortgagor under the laws of the Republic of Panama, with each Rig's home port at Panama City, Panama, as evidenced by: (a) as to GLOMAR LABRADOR I, Provisional Patente of Navigation No. 22378-PEXT-1, dated February 10, 1997, bearing instruction call letters of HP7215, (b) as to TRANSOCEAN No. 5, Provisional Patente of Navigation No.
8991-PEXT-5, dated February 11, 1994, bearing instructional call letters of HO-3188, (c) as to GLOMAR ADRIATIC VI, Provisional Patente of Navigation No. 9921-PEXT-7, dated February 10, 1994, bearing instructional call letters of 3EJD8, and (d) as to GLOMAR ADRIATIC VII, Provisional Patente of Navigation No. 11305-PEXT-5, dated February 11, 1994, bearing instructional call letters of HO-5265.

     K. The Assuming Mortgagor wishes to confirm its succession by operation of law as mortgagor in respect of, and in furtherance thereof expressly to assume, all of the Original
Mortgagor's obligations under the Original Mortgage, as amended and supplemented by the Release and Supplement No. 1.

     L. This instrument is made for the purpose of confirming, affirming, reaffirming, continuing and restating the first lien on the Rigs in favor of the Mortgagee, securing the payment and performance of the Notes and all other amounts due and to become due under the Indenture and the Mortgage (collectively, the "Indebtedness"), and the performance and observance of and compliance with the terms and conditions in the Mortgage, the Notes and the Indenture contained.

     M. The outstanding principal amount of the Indebtedness secured by the Mortgage on the date hereof is US$225,000,000.

     N. The execution and delivery of this instrument has been duly authorized, and all conditions and requirements necessary to make this instrument a valid and binding agreement, to effect the assumption of the Original Mortgage, as amended and supplemented by the Release and Supplement No. 1, as provided herein, and to confirm, affirm, reaffirm, restate and continue the Mortgage as a valid, binding and legal first priority naval fleet mortgage securing the payment and performance of the Indebtedness and the performance and observance of and compliance with the terms and conditions in the Mortgage, the Notes and the Indenture contained, have been duly performed and complied with.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     Section 1. The Assuming Mortgagor hereby acknowledges and confirms that, by virtue of the merger of the Original Mortgagor with and into the Assuming Mortgagor, the Assuming Mortgagor has succeeded to all of the Original Mortgagor's interests, rights, privileges and obligations under the Original Mortgage, as amended and supplemented by the Release and Supplement No. 1. In furtherance of said succession, the Assuming Mortgagor hereby (a) assumes, and agrees to perform, the whole (100%) of the Original Mortgagor's obligations under the Original Mortgage, as amended and supplemented by the Release and Supplement No. 1, and (b) otherwise agrees to perform and comply with each and every obligation of the "Owner" under the Mortgage.

     Section 2. To continue the interest of the Mortgagee in the Rigs under the Mortgage, and in order to secure the payment and performance of the Indebtedness and the performance and observance of and compliance with the terms and conditions in the Mortgage, the Notes and the Indenture contained, the Assuming Mortgagor has granted, conveyed, mortgaged, pledged, confirmed, assigned, transferred and set over, and by these presents does grant, convey, mortgage, pledge, confirm, assign, transfer and set over, unto the Mortgagee, the whole (100%) of the Rigs, which have been duly documented in the name of the Assuming Mortgagor under the laws of the Republic of Panama, having their home port at Panama City, Panama.

     TO HAVE AND TO HOLD, all and singular, the above mortgaged and described property unto the Mortgagee, its successors and assigns, to its and its successors' and assigns' own use, benefit and behoof forever, upon the terms set forth in the Mortgage (subject to the two provisos to the Granting Clause contained in the Mortgage).

     Section 3 The Granting Clause of the Original Mortgage, as previously amended, is hereby further amended by deleting the list therein of the Rigs (which follows the colon therein) in its entirety and inserting the following in lieu thereof:

                              Provisional
"Rig Type Name                Patente No.         Home Port

Jackup    GLOMAR LABRADOR I   22378-PEXT-1   Panama City, Panama

Jackup    TRANSOCEAN No. 5    8991-PEXT-5    Panama City, Panama

Jackup    GLOMAR ADRIATIC VI  9921-PEXT-7    Panama City, Panama

Jackup    GLOMAR ADRIATIC VII 11305-PEXT-5   Panama City, Panama"

     Section 4.  All references in the Mortgage to the Original
Mortgagor as "Owner" shall hereafter be deemed references to the Assuming Mortgagor.

     Section 5. The Assuming Mortgagor shall comply with and satisfy all of the provisions of the laws of the Republic of Panama to maintain the Mortgage as a first priority naval fleet mortgage upon the Rigs. The Assuming Mortgagor shall place and retain properly certified copies of the Mortgage (including this Supplement No. 2) on board each Rig with her papers and cause such certified copies to be exhibited to all persons having business with any Rig which might give rise to any lien thereon. A notice, reading as follows, printed in plain type of such size that the paragraph of reading matter shall cover a space not less than six (6) inches wide by nine (9) inches high, and framed, shall, within a reasonable time after the recordation of this Supplement No. 2, be placed and kept prominently exhibited on each Rig:

                        "NOTICE OF
             FIRST PRIORITY NAVAL FLEET MORTGAGE

          This Rig is owned by GLOBAL MARINE DRILLING
          COMPANY, and is covered by a First Priority
          Naval Fleet Mortgage, as amended and
          supplemented by Supplement No. 1 and
          Assumption Agreement and Supplement No. 2 thereto, in favor of WILMINGTON TRUST
          COMPANY, as Trustee for certain lenders, as mortgagee, under authority of Chapter V, Title IV of Book of Second Code of Commerce, as amended, and other pertinent legislation of the Republic of Panama. Under the terms of said Mortgage, neither GLOBAL MARINE
          DRILLING COMPANY, any charterer, the master or agent of this Rig nor any other person has any right, power or authority to create, incur or permit to be placed or imposed upon this Rig any other lien whatsoever other than liens for wages of a stevedore, or for wages of the crew of this Rig, for general average, or for salvage, including contract salvage, or, to the extent subordinate to the lien of said Mortgage, other liens incident to current operations or for repairs, and certain other liens permitted by the Mortgage."

     On demand of the Mortgagee, and at the Assuming Mortgagor's sole expense, the Assuming Mortgagor shall furnish to the Mortgagee from time to time such proof as the Mortgagee may reasonably request with respect to the foregoing provisions of this Section 5, and will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such other and further assurances and documents and take such further action as in the reasonable opinion of the Mortgagee may be required more effectively to subject each Rig to the lien of the Mortgage or more effectively to subject each Rig to the performance of the provisions of the Mortgage or to enable the Mortgage continuously to enjoy all the status and benefits of a first priority naval fleet mortgage.

     Section 6. The names, surnames and civil status, occupation and domicile of the Mortgagee and the Assuming Mortgagor are as follows:

     Mortgagee:

     Name:               Wilmington Trust Company

     Civil Status:       Banking corporation organized under
                         the laws of the State of Delaware

     Occupation:         Financial Institution

     Domicile:           1100 North Market Street
                         Rodney Square North
                         Wilmington, Delaware  19890
                         Attn:  Corporate Trust Administration
                         Telephone:  (302) 651-1828
                         Telefax:    302-651-8882

     Assuming Mortgagor:

     Name:               Global Marine Drilling Company

     Civil Status:       Corporation organized and existing
                         under the laws of the State of
                         California

     Occupation:         Shipowner

     Domicile:           777 North Eldridge Road
                         Houston, Texas  77079
                         Attn:  Chief Financial Officer
                         Telephone:  (713) 596-5100
                         Telefax:    713-596-5196

     Section 7. The Mortgagee hereby accepts all of the terms and conditions set forth in this Supplement No. 2.

     Section 8. The Mortgagee and the Assuming Mortgagor declare that they hereby confer a special power of attorney on David de
C. Robles, or any of the members of the firm of De Castro & Robles, lawyers of Panama, Republic of Panama empowering each of them individually to take all necessary steps to file and register this Supplement No. 2 in the appropriate registries in the Republic of Panama.

     Section 9. All of the covenants and agreements on the part of the "Owner" which are set forth in, and all of the rights, privileges, powers and immunities of the Mortgagee which are provided for in, the Mortgage shall continue to be and shall remain in full force and effect.

     Section 10. This Supplement No. 2 is executed as and shall constitute an instrument supplemental to the Original Mortgage, as amended and supplemented by the Release and Supplement No. 1, and shall be construed as a part of the Mortgage.

     Section 11. Except as modified and expressly amended by this Supplement No. 2, the Mortgage is in all respects ratified and confirmed and all the terms, provisions and conditions thereof remain in full force and effect.


                         [SIGNATURE PAGE FOLLOWS]




     Section 12. This instrument may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original hereof.

     IN WITNESS WHEREOF, the parties have executed and delivered this instrument on the date and year first above written.

                         GLOBAL MARINE DRILLING COMPANY
                                        Assuming Mortgagor



                         By:/s/ James L. McCulloch
                            Name: James L. McCulloch
                            Title: Vice President


                         WILMINGTON TRUST COMPANY,
                         not in its individual capacity but
                         solely in its capacity as trustee
                         pursuant to the Indenture,
                                        Mortgagee



                         By: /s/ Donald G. MacKelcan
                            Name: Donald D. MacKelcan
                            Title: Financial Services Officer


ACKNOWLEDGMENT



     I, the undersigned, NOTARY PUBLIC, duly authorized, admitted and sworn residing and practicing in Harris County, State of Texas DO HEREBY CERTIFY THAT the signature which appears at the foot of the above-written ASSUMPTION AGREEMENT AND SUPPLEMENT NO. 2 TO FIRST PRIORITY NAVAL FLEET MORTGAGE is the authentic signature of the said James L. McCulloch, Vice President of GLOBAL MARINE DRILLING COMPANY, a California corporation, who has produced sufficient proof of his/her power to execute the said ASSUMPTION AGREEMENT AND SUPPLEMENT NO. 2 TO FIRST PRIORITY NAVAL FLEET MORTGAGE as Attorney-in-Fact of GLOBAL MARINE DRILLING COMPANY.


                              IN TESTIMONY whereof I have
                              hereunto subscribed my name and
                              affixed my seal of office this
                              16 day of December, 1993.



                              /s/ Joanne E. Snyder
                              Notary Public




ACKNOWLEDGMENT



     I, the undersigned, NOTARY PUBLIC, duly authorized, admitted and sworn residing and practicing in Donald G. MacKelcan DO HEREBY CERTIFY THAT the signature which appears at the foot of the above-written ASSUMPTION AGREEMENT AND SUPPLEMENT NO. 2 TO FIRST PRIORITY NAVAL FLEET MORTGAGE is the authentic signature of the said Financial Services Officer of WILMINGTON TRUST COMPANY, a banking corporation, organized under the laws of the State of Delaware (in its capacity as Trustee pursuant to an Indenture between said Trustee and Global Marine Inc. (acting on behalf of holders of certain Senior Secured Notes issued by Global Marine Inc. pursuant to said Indenture)), who has produced sufficient proof of his/her power to execute the said ASSUMPTION AGREEMENT AND SUPPLEMENT NO. 2 TO FIRST PRIORITY NAVAL FLEET MORTGAGE as Attorney-in-Fact of WILMINGTON TRUST COMPANY.


                              IN TESTIMONY whereof I have
                              hereunto subscribed my name and
                              affixed my seal of office this
                              16 day of December, 1993.



                              /s/ Sonja F. Allen
                              Notary Public